UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2006

NBTY, INC.
(Exact Name of Registrant as Specified in Charter)

001-31788
(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

90 Orville Drive	11716
Bohemia, New York	(Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 13, 2006, NBTY, Inc. entered into a purchase agreement to acquire 100% of the stock of Zila Nutraceuticals, Inc. (“ZNI”), a division of Zila, Inc. (“Zila”), for approximately $40 million in cash (including up to a $3 million contingent payment which is based upon EBITDA performance of ZNI after closing).  Included in the acquisition is approximately $6.8 million of working capital.  The purchase price will be adjusted based upon ZNI’s actual working capital at the closing.  The transaction is subject to the approval of Zila’s shareholders and other customary approvals and is expected to close by October 2006.

A copy of the press release issued by NBTY, Inc. on August 14, 2006 announcing it had entered into such purchase agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.                                  FINANCIAL STATEMENTS AND EXHIBITS

(c)                 Exhibits.

99.1  Press release issued by NBTY, Inc., dated August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2006

NBTY, INC.

By	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer